UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 27, 2005

NATIONAL VISION, INC.

(Exact name of registrant as specified in its charter)

Commission File No: 001-16635

Georgia	58-1910859
(State or other jurisdiction of	(I.R.S. employer identification
incorporation or organization)	number)

296 Grayson Highway

Lawrenceville, Georgia 30045

(770) 822-3600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2005, the Company executed an amendment to its Loan and Security Agreement with Fleet Retail Group. The amendment permits the Company to expend an aggregate amount of up to $7,000,000 of its cash on hand (but not proceeds of any revolver loans under the credit facility) to make optional redemptions and repurchases of notes, provided that, among certain other conditions, the Company has cash on hand in an amount not less than $1,000,000.

ITEM 8.01 OTHER EVENTS.

On May 2, 2005, the Company announced that it would make an optional partial redemption in the amount of $5.2 million under its senior secured notes due 2009.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

10.1	Letter Amendment to Loan and Security Agreement, dated as of April 25, 2005, and executed on April 27, 2005, between National Vision, Inc. and Fleet Retail Group, Inc.
99.1	Press Release dated May 2, 2005, titled “National Vision Announces $5.2 Million Optional Note Redemption.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: May 2, 2005	By:	/s/ Paul A. Criscillis, Jr.

Paul A. Criscillis, Jr.
Senior Vice President,
Chief Financial Officer

Exhibit Index

Description	Number

Letter Amendment to Loan and Security Agreement, dated as of April 25, 2005, and executed on April 27, 2005, between National Vision, Inc. and Fleet Retail Group, Inc.	10.1
Press Release dated May 2, 2005, titled “National Vision Announces $5.2 Million Optional Note Redemption.”	99.1